UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 8, 2017, Xylem Inc. (the “Company”) entered into an arrangement agreement (the “Arrangement Agreement”) with Pure Technologies Ltd., a corporation existing under the laws of the Province of Alberta (“Pure”), pursuant to which the Company or a subsidiary of the Company will acquire all of the issued and outstanding common shares (the “Shares”) of Pure for CAD $9.00 per Share (the “Share Consideration”) by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Alberta) (the “ABCA”). The Share Consideration represents an aggregate, enterprise value of CAD$509 million, or USD$397 million. As a result of the Arrangement, Pure will become a direct or indirect, wholly-owned subsidiary of the Company.

The Arrangement Agreement contains customary representations, warranties and covenants of the Company and Pure. The Arrangement is subject to various conditions, including without limitation: (i) the expiration or termination of any waiting period applicable to the consummation of the Arrangement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the approval of the shareholders of Pure (the “Pure Shareholder Approval”) at a special meeting of the securityholders of Pure (the “Pure Meeting”); (iii) the receipt of an interim order and a final order of the Court of Queen’s Bench of Alberta approving the Arrangement under Subsection 193(4) of the ABCA; and (iv) other customary closing conditions.

The Arrangement Agreement also requires Pure to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties or to provide non-public information to, or enter into discussions or negotiations with, third parties regarding alternative acquisition proposals.

The Arrangement Agreement contains certain termination rights, including the right of Pure to terminate the Arrangement Agreement under certain circumstances to accept a superior proposal from a third party after the Company has been provided an opportunity to match such proposal. The Arrangement Agreement also provides that, upon termination of the Arrangement Agreement in certain circumstances, a termination fee of CAD$25 million will be payable by Pure to the Company.

The Company and Pure will also be permitted to terminate the Arrangement Agreement in certain other circumstances without payment of a termination fee, including, among others, if the Arrangement is not completed on or before May 31, 2018 under certain circumstances.

All of the directors and officers of Pure who own Shares entered into support agreements concurrent with the signing of the Arrangement Agreement, a form of which is included as an exhibit to the Arrangement Agreement, in which they have agreed, subject to the terms and conditions of the support agreements, to vote in favor of the Arrangement. Such directors and officers hold approximately 12% of the securities eligible to vote at the Pure Meeting.

The Arrangement Agreement does not contain a financing condition. The Company expects to finance the Arrangement with cash on hand and debt.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

The Arrangement Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Pure or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Arrangement Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Arrangement Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Arrangement Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Pure or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Arrangement Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Arrangement Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Item 8.01.	Other Events

On December 11, 2017, the Company issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1*	Arrangement Agreement, dated as of December 8, 2017, by and between Xylem Inc. and Pure Technologies Ltd.

99.1	Press Release issued by Xylem Inc. on December 11, 2017.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Arrangement Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Arrangement Agreement, dated as of December 8, 2017, by and between Xylem Inc. and Pure Technologies Ltd.

99.1	Press Release issued by Xylem Inc. on December 11, 2017.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Arrangement Agreement. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: December 11, 2017	By:	/s/ Claudia S. Toussaint
		Name:	Claudia S. Toussaint
		Title:	Senior Vice President, General
Counsel & Corporate Secretary
(Authorized Officer of Registrant)